LIMITED POWER OF ATTORNEY

	Know all men by these presents, that I,
Jacqueline F. Woods, the undersigned, of 7517 Phelps Close (address), City of New Albany, County of Franklin, State of Ohio, hereby make, constitute and appoint Gary L. Smith, or in the alternative,Mary J. Schroeder, each of The Andersons, Inc., 480 W. Dussel Drive, Maumee, Ohio, 43537 my true and lawful limited attorney-in-fact for me and in my name, place and stead giving severally unto said Gary L. Smith and Mary J. Schroeder full power to execute and to file with the Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, in connection with my beneficial ownership of equity securities of The Andersons, Inc. for the calendar years 2002 and 2003.

        The rights, powers, and authority of each limited attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including January 7, 2004.

	IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this ___30__ day of _September___, __2002_____.



_____Jacqueline F.Woods_____
						Name


STATE OF Ohio

COUNTY OF Franklin



	On this
___30________ day of __September__________, ____2002_______, before me a notary public in and for said state, personally appeared Jacqueline Woods, to me personally known, who being duly sworn, acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.




__Amy Deinlein__________
						Notary Public





___9-28-03___________
						My Commission Expires: